                                                                    EXHIBIT 99.3

    As Filed with the Securities and Exchange Commission on June 29, 1999.

                                                              File No. 001-13252

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                              ___________________


                                   FORM 11-K

(Mark One)

              [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

For the fiscal year ended December 31, 1998

                                      OR

              [_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

For the transition period from  ____ to ____

              A. Full title of the plan and address of the plan, if different from that of the issuer named below:

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

              B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                 HBO & Company
                             5995 Windward Parkway
                          Alpharetta, Georgia  30005
                                (404) 338-6000

                         Independent Auditors' Report
                         ----------------------------


Administrative Committee
HBO & Company Profit Sharing and Savings Plan


We have audited the accompanying statements of net assets available for benefits of HBO & Company Profit Sharing and Savings Plan as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of HBO & Company Profit Sharing and Savings Plan at December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Securities and Exchange Commission and the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                       Snyder, Camp, Stewart & Co., LLP

Atlanta, Georgia
June 7, 1999

                                 HBO & COMPANY
                        PROFIT SHARING AND SAVINGS PLAN

               Financial Statements with Supplementary Schedules

                          December 31, 1998 and 1997

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

                Statements of Net Assets Available for Benefits

                          December 31, 1998 and 1997

                                                          1998          1997
                                                          ----          ----
Assets:
 Investments, at fair value:
  HBO & Company Common Stock Fund                    $ 87,974,789    60,874,776
  Fidelity Magellan Fund                               47,569,294    32,119,878
  Fidelity Growth and Income Fund                      49,911,771    34,011,540
  Fidelity Retirement Money Market Fund                 9,838,027     7,894,849
  Fidelity Asset Manager Fund                           7,078,608     5,573,548
  Fidelity Managed Income Fund                          2,917,735     2,182,337
  Fidelity Intermediate Bond Fund                       3,781,383     2,507,457
  Fidelity International Growth and Income Fund         2,778,598     2,418,736
  Fidelity Blue Chip Growth Fund                       19,543,406     9,852,141
  Fidelity Equity Income II Fund                       11,525,386     6,884,663
  Janus Balanced Fund                                     936,587             -
  Templeton Foreign A Fund                                835,527             -
                                                     ------------   -----------
      Total investments                               244,691,111   164,319,925

 Contributions receivable from employer                   562,078       461,898
 Contributions receivable from participants             1,276,770     1,047,924
 Loans receivable from participants                     3,066,897     2,622,581
 Accrued investment income                                 61,332        25,365
                                                     ------------   -----------
      Total assets                                    249,658,188   168,477,693

Liabilities                                                     -             -
                                                     ------------   -----------

Net assets available for benefits                    $249,658,188   168,477,693
                                                     ============   ===========

See accompanying notes to financial statements.

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

          Statements of Changes in Net Assets Available for Benefits

                For the Years Ended December 31, 1998 and 1997

                                                           1998           1997
                                                           ----           ----
Additions to net assets attributed to:
 Investment income                                     $  8,924,038     6,030,961
 Unrealized appreciation (depreciation) in fair
  value of investments                                   26,778,238    29,863,816
 Realized gain (loss) on sale of investments              8,854,144     5,923,294
                                                       ------------   -----------
      Net increase from investment activities            44,556,420    41,818,071

 Contributions:
  Employer                                                7,877,002     5,800,893
  Participants                                           42,225,921    18,054,177
 Interest income on loans to participants                   229,533       185,273
                                                       ------------   -----------
      Total additions                                    94,888,876    65,858,414

Deductions from net assets attributed to:
 Benefits paid directly to participants                 (13,692,519)   (8,251,092)
 Administrative fees                                        (15,862)      (18,778)
                                                       ------------   -----------

      Net increase                                       81,180,495    57,588,544

Net assets available for benefits:
 Beginning of year                                      168,477,693   110,889,149
                                                       ------------   -----------

 End of year                                           $249,658,188   168,477,693
                                                       ============   ===========

See accompanying notes to financial statements.

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997


(1)  Description of Plan
     -------------------

     The following description of HBO & Company Profit Sharing and Savings Plan (the "Plan") provides only general information. The Plan document should be referred to for a more complete description of the Plan's provisions.

     The Plan is a defined contribution plan which covers all employees of HBO & Company and HBO & Company of Georgia (jointly referred to herein as the "Company") who have completed six months of service (12 months for pre-1995 plan years) and have attained age 21 as of a Plan entry date. The Plan's entry dates are January 1, April 1, July 1, and October 1.

     Each eligible employee can elect to defer a percentage of pretax compensation, as defined, of from one to a maximum of fifteen percent and may contribute such amounts to the Plan. Such deferral elections must be made in whole percentages. If necessary, the salary deferral contributions allowed by a participant will be reduced by the Plan's Administrative Committee (see note 3) so that such contributions do not cause the Plan to be discriminatory or exceed the limitations of the Internal Revenue Code.

     The Company may also contribute to the Plan at the election of the Board of Directors through matching contributions and/or discretionary contributions. Each participant's share of Company discretionary contributions is related to the participant's compensation, as defined. Company contributions may not exceed the maximum allowable as a deduction as defined by the Internal Revenue Code. During 1998 and 1997, the Company contributed $.75 for each $1 contributed by employees; however, this Company matching contribution was only applicable for employee contributions of up to 4% of pretax compensation. No Company discretionary contributions were authorized for the years ended December 31, 1998 and 1997.

     Participants are 100% vested in their pretax compensation contributions and earnings thereon at all times. Company matching and discretionary contributions credited to a participant's account and earnings thereon vest on a graded basis. A participant becomes 20% vested in his/her Company account after one year of service and an additional 20% becomes vested in each of the following four years until a participant fully vests after five years of service (effective January 1, 1995). Prior to January 1, 1995, a participant became 20% vested in his/her Company account after three years of service and an additional 20% vested in each of the following four years until a participant fully vested after seven years of service. Further, a participant is automatically 100% vested without regard to years of service in the event of termination due to death, disability, or attainment of age
     65. Allocation of Plan earnings/losses is based on a participant's account balance in the respective fund.

     Forfeitures of terminated participants' nonvested accounts are allocated among the remaining Plan participants at the end of the Plan year as if the forfeitures are additional matching contributions, as designated by the Administrative Committee. At December 31, 1998, forfeited nonvested accounts amounted to $378,133. These accounts may be used to reduce future employer contributions.

     Prior to July 1, 1998, participants had the option to direct the investment of their accounts between ten investment funds: the Fidelity Retirement Money Market Fund, the Fidelity Managed Income Fund, the Fidelity Intermediate Bond Fund, the Fidelity Growth and Income Fund, the Fidelity Magellan Fund, the Fidelity Asset Manager Fund, the Fidelity International Growth and Income Fund, the Fidelity Blue Chip Growth Fund, the Fidelity Equity Income II Fund and HBO & Company Common Stock Fund. On July 1, 1998 contributions to the Fidelity International Growth and Income Fund were discontinued and two additional funds, the Janus Balanced Fund and the Templeton Foreign A Fund, were added to the Plan.

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

                          December 31, 1998 and 1997


(1)  Description of Plan, Continued
     ------------------------------

     Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loan terms range up to 5 years, except that loan terms for the purchase of a primary residence are at the discretion of the Administrative Committee. The loans are secured by the balance in the participant's account and bear interest at a rate determined by the Administrative Committee. Principal and interest is paid ratably through monthly payroll deductions.

     Upon termination, participants under age 65 with account balances totaling more than $5,000 may elect to (1) delay the distribution of accounts or (2) receive vested benefits generally in a lump sum distribution. The full value of benefits (regardless of amount) is payable upon normal or postponed retirement or to beneficiaries upon death of the participant. Participants with balances totaling less than $5,000 or on total or permanent disability receive a lump sum distribution of vested benefits.

     Under a provision of the Plan, the Company, through actions of its Board of Directors, reserves the right to terminate the Plan. If the Plan is terminated, each participant becomes fully vested as of the termination date.

(2)  Summary of Significant Accounting Policies
     ------------------------------------------

     The accounting records of the Plan are maintained on the accrual basis.

     HBO & Company Common Stock and investment funds held for investment by the Plan are stated at quoted market values from independent published sources. Loans receivable from participants are stated at cost which approximates fair value.

     The change in the difference between current value and the cost of the investments is reflected in the statement of changes in net assets available for benefits as unrealized appreciation (depreciation) in fair value of investments.

     Realized gain (loss) on sale of investments is the difference between the proceeds received and the average cost of investments sold.

     Benefits are recorded when paid.

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

(3)  Administration
     --------------

     The Company's Employee Benefits Administrative Committee (the "Administrative Committee") is the Plan administrator. Fidelity is the Trustee with custodial responsibility for the Plan's assets. The Plan is liable for all administrative expenses not paid by the Company. At the direction of the Administrative Committee, the Plan's administrative expenses for 1998 and 1997 were paid by the Company.

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

                          December 31, 1998 and 1997


(4)  Income Tax Status
     -----------------

     The Plan is intended to be qualified under the Internal Revenue Code (the "IRC"). A favorable ruling was obtained from the IRS as to the tax-exempt status of the Plan in May 1997.

(5)  Transactions with Parties In Interest
     -------------------------------------

     During the year ended December 31, 1998, the Plan purchased 2,103,273 shares of the Common Stock of HBO & Company, the Plan sponsor, for $30,301,298, and sold 304,892 shares of the Common Stock of HBO & Company for $10,529,746 in accordance with the terms of the Plan.

     During the year ended December 31, 1997, the Plan purchased 780,292 shares of the Common Stock of HBO & Company, the Plan sponsor, for $8,980,274, and sold 138,013 shares of the Common Stock of HBO & Company for $8,449,660 in accordance with the terms of the Plan.

(6)  Reconciliation of Financial Statements to Form 5500
     ---------------------------------------------------

     The following is a reconciliation of net assets available for benefits per the financial statements at December 31, 1998 and 1997 to Form 5500:

                                                                     1998           1997
                                                                     ----           ----
            Net assets available for benefits per the
             financial statements                                $249,658,188    168,477,693
            Amounts allocated to withdrawing participants                   -              -
                                                                 ------------    -----------
            Net assets available for benefits per the
             Form 5500                                           $249,658,188    168,477,693
                                                                 ============    ===========

     The following is a reconciliation of benefits paid to participants per the financial statements for the year ended December 31, 1998 to Form 5500:

      Benefits paid to participants per the financial
       statements                                                               $ 13,692,519
      Add: Amounts allocated to withdrawing participants
       at December 31, 1998                                                                -
      Less: Amounts allocated to withdrawing participants
       at December 31, 1997                                                                -
                                                                                ------------

      Benefits paid to participants per Form 5500                               $ 13,692,519
                                                                                ============

     Amounts allocated to withdrawing participants on the Form 5500 include benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.

(7)  Investment Funds
     ----------------

     The Plan provides for separate investment funds for participants as described in note 1 to the financial statements. The following pages summarize the net assets available for benefits and the changes in net assets available for benefits for each fund for the years ended December 31, 1998 and 1997.

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

            Net Assets Available for Benefits by Investment Program

                                                                                                                        Fidelity
                                      HBO &                  Fidelity   Fidelity    Fidelity     Fidelity    Fidelity    Int'l
                                     Company    Fidelity     Growth &   Retirement   Asset       Managed   Intermediate  Growth
                                     Common     Magellan     Income     Money Mkt   Manager      Income        Bond     & Income
December 31, 1998                    Stock        Fund        Fund        Fund       Fund         Fund         Fund       Fund
-----------------                 -----------  ----------  ----------  ----------  ---------  ------------  ---------  ---------

Assets:
 Investments at fair value        $87,974,789  47,569,294  49,911,771   9,838,027  7,078,608     2,917,735  3,781,383  2,778,598
 Contributions receivable
  from employer company               119,012     102,362     109,905      39,204     20,254         8,715     15,431          -
 Contributions receivable
  from participants                   251,272     231,916     260,624      67,797     50,755        18,958     37,268          -
 Loans receivable from
  participants                         69,832     610,242   1,088,987     618,142    334,402       110,641    156,559      6,411
 Accrued investment income             61,332           -           -           -          -             -          -          -
                                  -----------  ----------  ----------  ----------  ---------     ---------  ---------  ---------
  Total Assets                     88,476,237  48,513,814  51,371,287  10,563,170  7,484,019     3,056,049  3,990,641  2,785,009
                                  -----------  ----------  ----------  ----------  ---------     ---------  ---------  ---------
Liabilities                                 -           -           -           -          -             -          -          -
                                  -----------  ----------  ----------  ----------  ---------     ---------  ---------  ---------
Net assets available for
   benefits                       $88,476,237  48,513,814  51,371,287  10,563,170  7,484,019     3,056,049  3,990,641  2,785,009
                                  ===========  ==========  ==========  ==========  =========     =========  =========  =========

December 31, 1997
-----------------

Assets:
 Investments at fair value        $60,874,776  32,119,878  34,011,540   7,894,849  5,573,548     2,182,337  2,507,457  2,418,736
 Contributions receivable
   from employer company               99,573      86,445      98,263      26,053     19,715         9,414     11,416     18,768
 Contributions receivable
   from participants                  198,607     192,927     245,976      52,396     47,235        21,187     29,812     39,702
 Loans receivable from
   participants                       159,570     572,707     780,128     597,244    246,510       100,566     95,503        679
 Accrued investment income             25,365           -           -           -          -             -          -          -
                                  -----------  ----------  ----------  ----------  ---------     ---------  ---------  ---------
     Total assets                  61,357,891  32,971,957  35,135,907   8,570,542  5,887,008     2,313,504  2,644,188  2,477,885
                                  -----------  ----------  ----------  ----------  ---------     ---------  ---------  ---------

Liabilities                                 -           -           -           -          -             -          -          -
                                  -----------  ----------  ----------  ----------  ---------     ---------  ---------  ---------

Net assets available for
   benefits                       $61,357,891  32,971,957  35,135,907   8,570,542  5,887,008     2,313,504  2,644,188  2,477,885
                                  ===========  ==========  ==========  ==========  =========     =========  =========  =========
                                       Fidelity   Fidelity
                                      Blue Chip    Equity      Janus     Templeton
                                        Growth    Income II   Balanced   Foreign A
December 31, 1998                        Fund       Fund        Fund       Fund       Total
-----------------                    ----------  ----------  ----------  --------- -----------

Assets:
 Investments at fair value           19,543,406  11,525,386    936,587   835,527   244,691,111
 Contributions receivable
  from employer company                  79,572      42,392     10,492    14,739       562,078
 Contributions receivable
  from participants                     193,394     103,119     27,427    34,240     1,276,770
 Loans receivable from
  participants                           34,652      56,170    (18,019)   (1,122)    3,066,897
 Accrued investment income                    -           -          -         -        61,332
                                     ----------  ----------  ---------   -------   -----------
  Total Assets                       19,851,024  11,727,067    956,487   883,384   249,658,188
                                     ----------  ----------  ---------   -------   -----------
Liabilities                                   -           -          -         -             -
                                     ----------  ----------  ---------   -------   -----------
Net assets available for
   benefits                          19,851,024  11,727,067    956,487   883,384   249,658,188
                                     ==========  ==========  =========   =======   ===========

December 31, 1997
-----------------

Assets:
 Investments at fair value            9,852,141   6,884,663          -         -   164,319,925
 Contributions receivable
   from employer company                 54,478      37,773          -         -       461,898
 Contributions receivable
   from participants                    130,822      89,260          -         -     1,047,924
 Loans receivable from
   participants                          61,168       8,506          -         -     2,622,581
 Accrued investment income                    -           -          -         -        25,365
                                     ----------  ----------  ---------   -------   -----------
     Total assets                    10,098,609   7,020,202          -         -   168,477,693
                                     ----------  ----------  ---------   -------   -----------

Liabilities                                   -           -          -         -             -
                                     ----------  ----------  ---------   -------   -----------

Net assets available for
   benefits                          10,098,609   7,020,202          -         -   168,477,693
                                     ==========  ==========  =========   =======   ===========

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

      Changes in Net Assets Available for Benefits by Investment Program

                     For the Year Ended December 31, 1998

                                                                                                                          Fidelity
                                HBO &                    Fidelity     Fidelity     Fidelity    Fidelity                    Int'l
                               Company      Fidelity     Growth &    Retirement     Asset      Managed      Fidelity       Growth
                                Common      Magellan      Income     Money Mkt.    Manager      Income    Intermediate    & Income
                                Stock         Fund         Fund         Fund         Fund        Fund       Bond Fund       Fund
                             ------------  -----------  -----------  -----------  ----------  ----------  -------------  ----------
Additions to net assets
 attributed to:
   Investment income         $   215,968    2,156,833    2,586,663      460,071   1,273,855     146,888        192,643      93,814
   Unrealized appreciation
    (depreciation) in fair
     value of investments      7,328,461    8,691,378    6,711,851            -    (442,694)          -         22,920      99,147

   Realized gain (loss) on
    sale of investments        5,603,218      903,176    1,442,500            -     152,745           -          3,743      85,260
                             -----------   ----------   ----------   ----------   ---------   ---------      ---------   ---------

   Net increase from
    investment activities     13,147,647   11,751,387   10,741,014      460,071     983,906     146,888        219,306     278,221

   Contributions:
      Employer                 1,797,390    1,487,680    1,671,212      307,090     307,994     133,731        189,285     135,327

      Participants            15,007,522    5,654,353    7,085,623    2,030,218   1,229,144     516,594        789,507     809,572

   Interest income on loans
     to  participants             71,484       43,695       46,120       15,698       7,913       3,640          5,332       2,459
                             -----------   ----------   ----------   ----------   ---------   ---------      ---------   ---------

          Total additions     30,024,043   18,937,115   19,543,969    2,813,077   2,528,957     800,853      1,203,430   1,225,579

Deductions from net assets
 attributed to:
   Benefits expense           (4,049,188)  (2,356,445)  (2,544,862)  (1,253,414)   (415,349)   (541,306)      (268,217)   (404,534)

   Administrative expense           (525)      (2,850)      (4,333)      (2,176)     (1,275)       (823)        (1,125)        (75)

   Interfund transfers         1,144,016   (1,035,963)    (759,394)     435,141    (515,322)    483,821        412,365    (513,846)
                             -----------   ----------   ----------   ----------   ---------   ---------      ---------   ---------

          Net increase        27,118,346   15,541,857   16,235,380    1,992,628   1,597,011     742,545      1,346,453     307,124

Net assets available for
 benefits:
   Beginning of year          61,357,891   32,971,957   35,135,907    8,570,542   5,887,008   2,313,504      2,644,188   2,477,885
                             -----------   ----------   ----------   ----------   ---------   ---------      ---------   ---------

   End of year               $88,476,237   48,513,814   51,371,287   10,563,170   7,484,019   3,056,049      3,990,641   2,785,009
                             ===========   ==========   ==========   ==========   =========   =========      =========   =========


                              Fidelity     Fidelity
                              Blue Chip     Equity       Janus    Templeton
                               Growth      Income II   Balanced   Foreign A
                                Fund         Fund        Fund        Fund        Total
                             -----------  -----------  ---------  ----------  ------------
Additions to net assets
 attributed to:
   Investment income            708,380    1,004,202     13,315      71,406     8,924,038
   Unrealized appreciation
    (depreciation) in fair
     value of investments     3,483,519      819,034     98,992     (34,370)   26,778,238

   Realized gain (loss) on
    sale of investments         456,570      209,850       (580)     (2,338)    8,854,144
                             ----------   ----------    -------     -------   -----------

   Net increase from
    investment activities     4,648,469    2,033,086    111,727      34,698    44,556,420

   Contributions:
      Employer                1,056,445      623,203     33,613     134,032     7,877,002

      Participants            5,090,433    3,070,897    593,810     348,248    42,225,921

   Interest income on loans
     to  participants            20,629        9,546        625       2,392       229,533
                             ----------   ----------    -------     -------   -----------

          Total additions    10,815,976    5,736,732    739,775     519,370    94,888,876

Deductions from net assets
 attributed to:
   Benefits expense          (1,285,370)    (565,922)       (62)     (7,850)  (13,692,519)

   Administrative expense        (1,030)      (1,650)         -           -       (15,862)

   Interfund transfers          222,839     (462,295)   216,774     371,864             -
                             ----------   ----------    -------     -------   -----------

          Net increase        9,752,415    4,706,865    956,487     883,384    81,180,495

Net assets available for
 benefits:
   Beginning of year         10,098,609    7,020,202          -           -   168,477,693
                             ----------   ----------    -------     -------   -----------

   End of year               19,851,024   11,727,067    956,487     883,384   249,658,188
                             ==========   ==========    =======     =======   ===========

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

      Changes in Net Assets Available for Benefits by Investment Program

                     For the Year Ended December 31, 1997

                                            HBO &                    Fidelity     Fidelity     Fidelity    Fidelity
                                           Company      Fidelity     Growth &    Retirement     Asset       Managed
                                           Common       Magellan      Income      Money Mkt    Manager      Income
                                            Stock         Fund         Fund         Fund         Fund        Fund
                                         -----------   ----------   ----------   ----------   ---------   ---------
Additions to net assets
 attributed to:
     Investment income                   $    74,474    2,014,711    1,517,739      393,012     476,161     123,686
     Unrealized appreciation
      (depreciation) in fair
     value of investments                 19,095,278    3,921,248    4,922,587            -     375,918           -

    Realized gain (loss) on
     sale of investments                   4,083,091      440,334      944,504            -      91,381           -
                                         -----------   ----------   ----------    ---------   ---------   ---------
     Net increase from
      investment activities               23,252,843    6,376,293    7,384,830      393,012     943,460     123,686

     Contributions:
      Employer                             1,284,216    1,169,345    1,300,979      146,783     277,969     126,223
      Participants                         3,226,750    3,310,968    4,056,772    1,186,532     888,432     353,540

  Interest income on loans
   to  participants                           52,447       40,000       35,884       11,275       8,881       5,764
                                         -----------   ----------   ----------    ---------   ---------   ---------

         Total additions                  27,816,256   10,896,606   12,778,465    1,737,602   2,118,742     609,213

Deductions from net assets
 attributed to:
     Benefits expense                     (1,837,481)  (1,419,222)  (2,004,556)    (961,136)   (482,324)   (118,830)

     Administrative expense                   (3,028)      (3,450)      (5,775)      (2,175)     (1,425)       (375)

     Interfund transfers                  (2,302,522)    (463,183)   1,301,163      548,605     (67,154)       (856)
                                         -----------    ---------    ---------    ---------   ---------   ---------

         Net increase                     23,673,225    9,010,751   12,069,297    1,322,896   1,567,839     489,152

Net assets available for
 benefits:
     Beginning of year                    37,684,666   23,961,206   23,066,610    7,247,646   4,319,169   1,824,352
                                         -----------   ----------   ----------    ---------   ---------   ---------

     End of year                         $61,357,891   32,971,957   35,135,907    8,570,542   5,887,008   2,313,504
                                         ===========   ==========   ==========    =========   =========   =========


                                                          Fidelity
                                           Fidelity        Int'l      Fidelity    Fidelity
                                         Intermediate      Growth    Blue Chip      Equity
                                             Bond        & Income     Growth      Income II
                                             Fund          Fund        Fund         Fund         Total
                                          -----------   ---------   ----------    ---------   -----------
Additions to net assets
 attributed to:
     Investment income                       137,428      141,226      461,173      691,351     6,030,961
     Unrealized appreciation
      (depreciation) in fair
      value of investments                    26,729      (57,275)   1,124,404      454,927    29,863,816

     Realized gain (loss) on
      sale of investments                     (2,686)      40,864      191,142      134,664     5,923,294
                                          -----------   ---------   ----------    ---------   -----------
     Net increase from
      investment activities                  161,471      124,815    1,776,719    1,280,942    41,818,071

     Contributions:
      Employer                               151,079      215,476      664,495      464,328     5,800,893
      Participants                           506,630      698,766    2,315,581    1,510,206    18,054,177

  Interest income on loans
   to  participants                            4,393        2,899       15,119        8,611       185,273
                                          -----------   ---------   ----------    ---------   -----------

         Total additions                     823,573    1,041,956    4,771,914    3,264,087    65,858,414

Deductions from net assets
 attributed to:
     Benefits expense                       (163,019)    (267,447)    (591,898)    (405,179)   (8,251,092)

     Administrative expense                     (975)        (150)        (675)        (750)      (18,778)

     Interfund transfers                     124,955      125,918      381,819      351,255             -
                                          -----------   ---------   ----------    ---------   -----------

         Net increase                        784,534      900,277    4,561,160    3,209,413    57,588,544

Net assets available for
 benefits:
     Beginning of year                     1,859,654    1,577,608    5,537,449    3,810,789   110,889,149
                                          -----------   ---------   ----------    ---------   -----------

     End of year                           2,644,188    2,477,885   10,098,609    7,020,202   168,477,693
                                          ===========   =========   ==========    =========   ===========

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

                          December 31, 1998 and 1997


(8) Investments
    -----------
    During 1998 and 1997 the Plan's investments (including investments bought and sold as well as held during the year) appreciated (depreciated) in fair value as follows:


                                                                                    Net
                                                                                 Appreciation
                                                                               (Depreciation)     Fair Value
                                                                                in Fair Value       at End
                                                                                  During Year       of Year
                                                                                   ----------       -------
    Year ended December 31, 1998:

     Fair value as determined by quoted market price:
      HBO & Company Common Stock Fund                                          $  12,931,679       87,974,789
      Fidelity Magellan Fund                                                       9,594,554       47,569,294
      Fidelity Growth and Income Fund                                              8,154,351       49,911,771
      Fidelity Retirement Money Market Fund                                                -        9,838,027
      Fidelity Asset Manager Fund                                                   (289,949)       7,078,608
      Fidelity Managed Income Fund                                                         -        2,917,735
      Fidelity Intermediate Bond Fund                                                 26,663        3,781,383
      Fidelity International Growth and Income Fund                                  184,407        2,778,598
      Fidelity Blue Chip Growth Fund                                               3,940,089       19,543,406
      Fidelity Equity Income II Fund                                               1,028,884       11,525,386
      Janus Balanced Fund                                                             98,412          936,587
      Templeton Foreign A Fund                                                       (36,708)         835,527
                                                                                 -----------      -----------

                                                                               $  35,632,382      244,691,111
                                                                                 ===========      ===========

    The current value of the HBO & Company Common Stock Fund, Fidelity Magellan Fund, Fidelity Growth and Income Fund and Fidelity Blue Chip Growth Fund held for investment at December 31, 1998 was $87,974,789, $47,569,294,
    $49,911,771, and $19,543,406, respectively, each of which represents an investment greater than 5% of the Plan's net assets.

    Year ended December 31, 1997:
     Fair value as determined by quoted market price:
      HBO & Company Common Stock Fund                                          $ 23,178,369        60,874,776
      Fidelity Magellan Fund                                                      4,361,582        32,119,878
      Fidelity Growth and Income Fund                                             5,867,091        34,011,540
      Fidelity Retirement Money Market Fund                                               -         7,894,849
      Fidelity Asset Manager Fund                                                   467,299         5,573,548
      Fidelity Managed Income Fund                                                        -         2,182,337
      Fidelity Intermediate Bond Fund                                                24,043         2,507,457
      Fidelity International Growth and Income Fund                                 (16,411)        2,418,736
      Fidelity Blue Chip Growth Fund                                              1,315,546         9,852,141
      Fidelity Equity Income II Fund                                                589,591         6,884,663
                                                                                -----------       -----------

                                                                               $ 35,787,110       164,319,925
                                                                                ===========       ===========

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

                          December 31, 1998 and 1997



(8)  Investments, Continued
     ----------------------

     The current value of the HBO & Company Common Stock Fund, Fidelity Magellan Fund, Fidelity Growth and Income Fund and Fidelity Blue Chip Growth Fund held for investment at December 31, 1997 was $60,874,776, $32,119,878,
     $34,011,540, and $9,852,141, respectively, each of which represents an investment greater than 5% of the Plan's net assets.

     The realized gain on the sale of investments during the years ended December 31, 1998 and 1997 was determined as follows:


                                                               1998               1997
                                                           -------------      ------------

     Aggregate proceeds                                    $ 37,072,412        27,104,707
     Aggregate cost                                         (28,218,268)      (21,181,413)
                                                           ------------       -----------
      Realized gain                                        $  8,854,144         5,923,294
                                                           ============       ===========

     During 1998 and 1997, the balance of unrealized appreciation (depreciation) in the fair value of investments changed as follows:


       Balance, December 31, 1996                                             $29,926,120

         Current unrealized appreciation of investments,
         net of realized gains (losses)                                        29,863,816
                                                                              -----------
       Balance, December 31, 1997                                              59,789,936

         Current unrealized appreciation of investments,
         net of realized gains (losses)                                        26,778,238
                                                                              -----------

       Balance, December 31, 1998                                             $86,568,174
                                                                              ===========

(9)  Subsequent Events
     -----------------
     In January 1999, the Company merged with McKesson, Inc. and a decision was made to merge the profit sharing plans of both companies. The plans were merged effective April 1, 1999, forming the McKesson HBOC, Inc. Profit Sharing Investment Plan. In conjunction with the merger, several amendments were made to the Plan provisions, including a change that matching contributions consist entirely of McKesson HBOC, Inc. common stock and a change in Plan eligibility requirements. Subsequent to the Plan's merger, the Plan's investment in the common stock of McKesson HBOC, Inc. had a significant decline in market value.

                           SUPPLEMENTARY INFORMATION

                HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN
                         FEI # 37-0986839 - Plan #001
          Item 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1998
                               -----------------


(a) Identity of                                                                                          (e)  Current
    Party Involved        (b)  Identity of Issue              (c) Description           (d) Cost                Value
    --------------             -----------------                  -----------               ----                -----

Fidelity Investments                                                    Shares
--------------------                                                    ------
Fidelity                       Magellan Fund                           393,720          $ 32,441,768           47,569,294
Fidelity                       Growth & Income Fund                  1,088,826            33,731,695           49,911,771
Fidelity                       Retirement Money Market Fund          9,838,027             9,838,027            9,838,027
Fidelity                       Asset Manager Fund                      407,051             6,907,885            7,078,608
Fidelity                       Managed Income Fund                   2,917,735             2,917,735            2,917,735
Fidelity                       Intermediate Bond Fund                  368,197             3,754,130            3,781,383
Fidelity                       International Growth & Income
                                 Fund                                  132,884             2,655,951            2,778,598
Fidelity                       Blue Chip Growth Fund                   387,843            14,755,434           19,543,406
Fidelity                       Equity Income II Fund                   384,052            10,056,404           11,525,386

Janus Investments                                                       Shares
-----------------                                                       ------
Janus                          Janus Balanced Fund                      47,761               837,595              936,587

Templeton Investments                                                   Shares
---------------------                                                   ------
Templeton                      Templeton Foreign A Fund                 99,586               869,897              835,527
                                                                                             -------              -------
                                                                                         118,766,521          156,716,322
Company Stock Fund
------------------
*  HBO & Company               Common Stock                             Shares
                                                                        ------
                                                                     3,066,606            39,356,416           87,974,789

Participant Loans              Participant Loans                      Interest
-----------------                                                     --------
                                                                          7-13%                    -            3,066,897
                                                                                          ----------         ------------
Total investments held                                                                   158,122,937          247,758,008
                                                                                         ===========          ===========

                                                         December 31, 1997
                                                         -----------------
(a)  Identity of                                                                                         (e)  Current
     Party Involved       (b)  Identity of Issue              (c) Description           (d) Cost                Value
-------------------            -----------------                  -----------               ----                -----
Fidelity Investments                                                    Shares
--------------------                                                    ------
Fidelity                        Magellan Fund                          337,146            25,683,731           32,119,878
Fidelity                        Growth & Income Fund                   892,691            24,543,314           34,011,540
Fidelity                        Retirement Money Market Fund         7,894,849             7,894,849            7,894,849
Fidelity                        Asset Manager Fund                     303,736             4,960,130            5,573,548
Fidelity                        Managed Income Fund                  2,182,337             2,182,337            2,182,337
Fidelity                        Intermediate Bond Fund                 246,554             2,503,124            2,507,457
Fidelity                        International Growth & Income
                                 Fund                                  122,778             2,395,236            2,418,736
Fidelity                        Blue Chip Growth Fund                  249,674             8,547,688            9,852,141
Fidelity                        Equity Income II Fund                  254,893             6,234,715            6,884,663
                                                                                         -----------          -----------
                                                                                          84,945,124          103,445,149

Company Stock Fund                                                      Shares
------------------                                                      ------
* HBO & Company                Common Stock                          1,268,225            19,584,864           60,874,776

                                                                      Interest
                                                                      --------
Participant Loans              Participant Loans                          6-13%                    -            2,622,581
-----------------                                                                        -----------           ----------

Total investments held                                                                  $104,529,988          166,942,506
                                                                                        ============          ===========

*Party in interest.

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN
                         FEI # 37-0986839  - Plan #001
               Item 27d  -  Schedule of Reportable Transactions
       Transactions or Series of Transactions in Excess of Five Percent
                      of the Current Value of Plan Assets

                                                                      Number of                                       Cost
(a)  Identity of         (b)  Description              Number of      Shares or      (c) Purchase      (d) Selling     of
     Party Involved            of Assets               Transactions     Units             Price            Price     Assets
     --------------            ---------               ------------     -----             -----            -----     ------

Category (iii) - A series of transactions in excess of 5% of plan assets:
------------------------------------------------------------------------
December 31, 1998
-----------------
HBO & Company            Common Stock
                         Purchases                           141      2,103,271      $ 24,698,080                    $ 24,698,080
                         Sales                               101        304,992                        $ 10,529,746     4,926,528

Fidelity                 Magellan
                         Purchases                           220        103,380        10,785,256                      10,785,256
                         Sales                               194         46,805                           4,930,395     4,027,219

Fidelity                 Growth &
                         Income Fund
                         Purchases                           232        362,941        14,717,497                      14,717,497
                         Sales                               204        282,817                           6,971,616     5,529,116

Fidelity                 Retirement Money Mtk Fund
                         Purchases                           233      7,163,580         7,163,580                       7,163,580
                         Sales                               184      5,215,571                           5,215,571     5,215,571

Fidelity                 Blue Chip
                         Growth Fund
                         Purchases                           218        196,995         8,403,792                       8,403,792
                         Sales                               174         58,825                           2,652,616     2,196,046

December 31, 1997
-----------------
HBO & Company            Common Stock
                         Purchases                           136        780,292         8,980,274                       8,980,274
                         Sales                               109        138,013                           8,449,660     4,366,569

Fidelity                 Magellan
                         Purchases                           209         86,379         7,849,019                       7,849,019
                         Sales                               178         38,470                           3,417,652     2,977,319

Fidelity                 Growth &
                         Income Fund
                         Purchases                           223        315,512        11,165,320                      11,165,320
                         Sales                               174        152,918                           5,456,748     4,512,244

Fidelity                 Retirement Money Mkt Fund
                         Purchases                           198      4,512,275         4,512,275                       4,512,275
                         Sales                               171      3,268,259                           3,268,259     3,268,259

Fidelity                 Blue Chip
                         Growth Fund
                         Purchases                           194        126,275         4,699,054                       4,699,054
                         Sales                               138         43,022                           1,602,778     1,411,636

                          (h) Current Value
                              of Assets On          (i) Net
(a)  Identity of              Transaction               Gain
     Party Involved              Date                  (Loss)
     --------------              ----                  -----

Category (iii) - A series of transactions in excess of 5% of plan assets:
------------------------------------------------------------------------
December 31, 1998
-----------------
HBO & Company
                         $ 24,698,080
                           10,529,746                   $  5,603,218

Fidelity
                           10,785,256
                            4,930,395                        903,176

Fidelity

                           14,717,497
                            6,971,616                      1,442,500

Fidelity
                            7,163,580
                            5,215,571                              -

Fidelity

                            8,403,792
                            2,652,616                        456,570

December 31, 1997
-----------------
HBO & Company
                            8,980,274
                            8,449,660                      4,083,091

Fidelity
                            7,849,019
                            3,417,652                        440,333

Fidelity

                           11,165,320
                            5,456,748                        944,504

Fidelity
                            4,512,275
                            3,268,259                              -

Fidelity

                            4,699,054
                            1,602,778                        191,142

                                  SIGNATURES
                                  ----------


     THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              HBO & COMPANY PROFIT SHARING
                                              AND SAVINGS PLAN



                                              By: /s/ E. Christine Rumsey
                                                 ------------------------
                                                   E. Christine Rumsey


DATE: June 29, 1999